FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity New York Municipal Trust

Fund	Fidelity New York Municipal Income Fund
Trade Date	12/13/12
Settle Date	1/3/13
Security Name	NYC SERIES D 5% 8/1/22
CUSIP	64966KDV2
Price	126.527
Transaction Value	$ 8,856,890.00
Class Size	$ 510,220,000
% of Offering	1.372%
Underwriter Purchased From	Citigroup
Underwriting Members: (1)	Citigroup
Underwriting Members: (2)	BofA Merrill Lynch
Underwriting Members: (3)	J.P. Morgan
Underwriting Members: (4)	Morgan Stanley
Underwriting Members: (5)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (6)	Barclays Capital
Underwriting Members: (7)	M.R.Beal & Company
Underwriting Members: (8)	Fidelity Capital Markets
Underwriting Members: (9)	Goldman, Sachs & Co.
Underwriting Members: (10)	Jefferies
Underwriting Members: (11)	Loop Capital Markets LLC
Underwriting Members: (12)	Ramirez & Co., Inc.
Underwriting Members: (13)	Rice Financial Products Company
Underwriting Members: (14)	Roosevelt & Cross Incorporated
Underwriting Members: (15)	Southwest Securities, Inc.
Underwriting Members: (16)	Wells Fargo Securities
Underwriting Members: (17)	Cabrera Capital Markets, LLC
Underwriting Members: (18)	Janney Montgomery Scott LLC
Underwriting Members: (19)	Lebenthal & Co., LLC
Underwriting Members: (20)	Raymond James Morgan Keegan
Underwriting Members: (21)	RBC Capital Markets
Underwriting Members: (22)	TD Securities (USA) LLC